SMSC Reports Fourth Quarter and Fiscal Year 2009 Financial Results

Hauppauge, N.Y. – April 8, 2009 – SMSC (NASDAQ: SMSC) today announced financial results for its fiscal fourth quarter ended February 28, 2009.

Highlights:

•	Fourth quarter fiscal 2009 revenues of $51.2 million, above high end of guidance,

•	Expect approximately a 10% sequential increase in first quarter fiscal 2010 revenues and second quarter fiscal 2010 revenues to be sequentially higher,

•	PC inventories have returned to healthy levels,

•	Expect to achieve operational cash breakeven in first quarter fiscal 2010.

“We are currently seeing some signs of business improvement,” said Christine King, President & Chief Executive Officer. “PC inventories have returned to healthy levels and a slight improvement in end customer demand, particularly for notebooks and low end PCs, has contributed to a current book-to-bill ratio that is over 1.1. For these reasons, we expect first quarter fiscal 2010 revenues to be up approximately 10 percent sequentially and anticipate further improvement in the second quarter.”

Ms. King continued, “We have completed our cost reductions which will result in an approximate $6 million of quarterly savings starting in the first quarter of fiscal 2010 and facilitate meeting our objective of being operationally cash neutral in the same period. We will remain focused on managing expenses throughout the year to position SMSC to deliver improved cash flow and positive earnings as demand returns.”

Total revenues for the quarter were $51.2 million, a decrease of 39 percent sequentially and 46 percent when compared to the same period in the prior year.

The GAAP net loss for the fourth quarter of fiscal 2009 was $71.6 million, or $3.30 per diluted share, compared to GAAP net income of $11.7 million or $0.50 per diluted share for the same period in the prior year. The GAAP net loss includes a non-cash goodwill impairment charge of $52.3 million and a restructuring charge of $5.2 million (before tax) associated with the cost reduction actions announced on January 14, 2009. Non-GAAP net loss for the fourth quarter of fiscal 2009 was $11.8 million or $0.54 per diluted share, compared to net income of $11.5 million or $0.49 per diluted share in the fourth quarter of fiscal 2008.

During the fourth quarter of fiscal 2009, the Company used $3.4 million of cash in support of operations and the sum of cash and long-term investments decreased by $10.2 million from $176.6 million at November 30, 2008 to $166.4 million. For the three months ended February 28, 2009, approximately $8.3 million of auction rate securities were redeemed at par, as well as an additional $8 million to date in the first quarter of fiscal 2010.

Total revenues for the twelve months of fiscal 2009 were $325.5 million, a decrease of 14 percent compared to the twelve months of fiscal 2008.

The GAAP net loss for the twelve months of fiscal 2009 was $49.4 million, or $2.24 per diluted share, as compared to GAAP net income of $32.9 million, or $1.39 per diluted share, for the same period of fiscal 2008. The fiscal 2009 GAAP net loss includes the above mentioned non-cash goodwill impairment charge of $52.3 million. On a non-GAAP basis, net income for the twelve months of fiscal 2009 was $16.3 million, or $0.73 per diluted share, compared to non-GAAP net income of $45.4 million or $1.92 per diluted share, in the twelve months of fiscal 2008.

Business Outlook
Looking ahead to the first quarter of fiscal 2010, the Company expects:

•	Revenues in the range of $55 to $58 million,

•	Non-GAAP gross margin approximately flat sequentially,

•	Non-GAAP operating expenses down 5% to 8% from the fourth quarter of fiscal 2009,

•	Non-GAAP loss per diluted share in the range of $0.20 to $0.28,

•	Cash and investment balances (excluding cash for restructuring) approximately flat.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R, the amortization of acquired intangible assets, restructuring and goodwill impairment charges.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and web simulcast on April 8, 2009 at 5 P.M. ET, to discuss the Company’s fourth quarter and fiscal 2009 financial results and its updated business outlook. The teleconference may be accessed by dialing 1-877-741-4251 in the U.S. or 719-325-4765 from outside of the U.S. A replay of the call may be accessed by dialing 1-888-203-1112 in the U.S. or 719-457-0820 from outside of the U.S. The live call and replay teleconference confirmation code is 7147502. A web simulcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28 or 29,		February 28 or 29,
	2009	2008	2009	2008
Sales and revenues	$51,241	$94,103	$325,496	$377,849
Costs of goods sold	29,488	46,147	163,693	185,963

Gross profit	21,753	47,956	161,803	191,886
Costs and expenses:
Research and development	20,696	16,909	74,169	71,660
Selling, general and administrative	22,312	18,636	88,291	82,578
Restructuring charges	5,197	—	5,197	—
Impairment of goodwill	52,300	—	52,300	—

(Loss) income from operations	(78,752)	12,411	(58,154)	37,648
Interest income	712	2,393	5,119	7,499
Interest expense	(84)	(43)	(251)	(315)
Other income (expense), net	(169)	(215)	2,688	(1,494)

(Loss) income before provision for income taxes	(78,293)	14,546	(50,598)	43,338
(Benefit) provision for income taxes	(6,650)	2,831	(1,189)	10,432

Net (loss) income	$(71,643)	$11,715	$(49,409)	$32,906

Basic net (loss) income per share:	$(3.30)	$0.52	$(2.24)	$1.44

Diluted net (loss) income per share:	$(3.30)	$0.50	$(2.24)	$1.39

Weighted average common shares outstanding:
Basic	21,742	22,747	22,081	22,897
Diluted	21,742	23,407	22,081	23,623

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	February 28,	February 29,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$97,156	$61,641
Accounts receivable, net	26,799	52,877
Inventories	53,413	58,885
Deferred income taxes	14,371	16,347
Other current assets	12,953	8,566

Total current assets	204,692	198,316

Property, plant and equipment, net	65,635	60,547
Goodwill	44,321	105,463
Intangible assets, net	27,413	36,930
Long-term investments	69,223	124,469
Deferred income taxes	14,174	10,464
Other assets	3,790	3,287

Total assets	$429,248	$539,476

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$12,881	$29,700
Deferred income on shipments to distributors	11,278	20,766
Accrued expenses, income taxes and other liabilities	35,822	29,001

Total current liabilities	59,981	79,467

Deferred income taxes	5,958	7,928
Other liabilities	14,501	15,992

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,642	2,619
Additional paid-in capital	325,596	312,499
Retained earnings	124,642	174,051
Treasury stock, at cost	(101,199)	(72,652)
Accumulated other comprehensive income	(2,873)	19,572

Total shareholders’ equity	348,808	436,089

Total liabilities and shareholders’ equity	$429,248	$539,476

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended February 28 or 29,
	2009	2008
Gross profit – GAAP basis	21,753	47,956
Stock-based compensation	531	(160)
Amortization of intangible assets	1,022	1,251

Gross profit – non-GAAP basis	23,306	49,047

(Loss) income from operations – GAAP basis	$(78,752)	$12,411
Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	531	(160)
Research and development	1,558	(487)
Selling, general and administrative	2,954	(1,390)

	5,043	(2,037)
Amortization of intangible assets included in:
Costs of goods sold	1,022	1,251
Selling, general and administrative	484	469

	1,506	1,720
Restructuring charges	5,197	—
Impairment of goodwill	52,300	—

(Loss) income from operations – non-GAAP basis	$(14,706)	$12,094

Net (loss) income – GAAP basis	$(71,643)	$11,715
Non-GAAP adjustments (as scheduled above)	64,046	(317)
Tax effect of non-GAAP adjustments	(4,229)	114

Net (loss) income – non-GAAP basis	$(11,826)	$11,512

GAAP net (loss) income per share – diluted	$(3.30)	$0.50

Non-GAAP net (loss) income per share – diluted	$(0.54)	$0.49

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled a negligible amount and $0.6M in the three month periods ended February 28 or 29, 2009 and 2008, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

7

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Twelve Months Ended February 28 or 29,
	2009	2008
Gross profit – GAAP basis	161,803	191,886
Stock-based compensation	876	1,198
Amortization of intangible assets	4,454	4,896

Gross profit – non-GAAP basis	167,133	197,980

(Loss) income from operations – GAAP basis	$(58,154)	$37,648
Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	876	1,198
Research and development	3,037	5,903
Selling, general and administrative	5,497	5,728

	9,410	12,829
Amortization of intangible assets included in:
Costs of goods sold	4,454	4,896
Selling, general and administrative	1,854	1,811

	6,308	6,707
Restructuring charges	5,197	—
Impairment of goodwill	52,300	—

(Loss) income from operations – non-GAAP basis	$15,061	$57,184

Net (loss) income – GAAP basis	$(49,409)	$32,906
Non-GAAP adjustments (as scheduled above)	73,215	19,536
Tax effect of non-GAAP adjustments	(7,529)	(7,033)

Net income – non-GAAP basis	$16,277	$45,409

GAAP net (loss) income per share – diluted	$(2.24)	$1.39

Non-GAAP net income per share – diluted	$0.73	$1.92

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.3M and $6.6M in the twelve month periods ended February 28 or 29, 2009 and 2008, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.